UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14-A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule l4a-l2

STANDARD MOTOR PRODUCTS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules l4a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

STANDARD MOTOR PRODUCTS, INC.
37-18 Northern Blvd.
Long Island City, New York 11101

Additional Information Regarding
the Annual Meeting of Shareholders
To Be Held on May 19, 2020

The following Notice of Change to the Location of the Annual Meeting of Shareholders supplements the Notice of Annual Meeting and Proxy Statement of Standard Motor Products, Inc. (the “Company”), dated April 17, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 19, 2020. This Notice is being filed with the Securities and Exchange Commission and is being distributed to shareholders on or about May 13, 2020. This Notice should be read in conjunction with the Notice of Annual Meeting and Proxy Statement.

Notice of Change to the Location of
the Annual Meeting of Shareholders
To Be Held on May 19, 2020

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Standard Motor Products, Inc. has been changed to a virtual meeting format. As previously announced, the Annual Meeting will be held on Tuesday, May 19, 2020 at 3:00 p.m. (Eastern Daylight Time). Due to the public health impact of the COVID-19 pandemic, and our concern for the health and safety of our shareholders, meeting participants and communities, the Annual Meeting will be held in a virtual-only format. There will be no physical meeting location.

As described in the proxy materials for the Annual Meeting previously distributed, you may vote your shares and participate remotely in the Annual Meeting if you were a shareholder of the Company as of the close of business on April 7, 2020, the record date for the Annual Meeting. To participate remotely in our Annual Meeting, visit www.virtualshareholdermeeting.com/SMP2020 and follow the instructions on the meeting website to log in, which will require you to enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shareholders who participate remotely will be able to listen to a broadcast of the meeting, submit questions and vote their shares during the course of the meeting.

Whether or not you plan to attend the Annual Meeting remotely, we encourage you to vote your shares in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors

Carmine J. Broccole
Senior Vice President General Counsel and Secretary

Long Island City, New York
May 13, 2020

For Immediate Release

For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc.
Announces a Change to the Location of its
Annual Meeting of Shareholders

New York, NY, May 13, 2020......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, announced today that its Annual Meeting of Shareholders has been changed to a virtual meeting format. Due to the public health impact of the COVID-19 pandemic, and concern for the health and safety of shareholders, meeting participants and communities, there will be no physical meeting location. The Annual Meeting will be held on Tuesday, May 19, 2020 at 3:00 p.m. (Eastern Daylight Time) in a virtual-only format at www.virtualshareholdermeeting.com/SMP2020.

As described in the proxy materials for the Annual Meeting previously distributed, shareholders may vote their shares and participate remotely in the Annual Meeting if they were a shareholder as of the close of business on April 7, 2020. To participate in the Annual Meeting, shareholders must visit www.virtualshareholdermeeting.com/SMP2020 and follow the instructions on the meeting website to log in, which will require the 16-digit control number found on their proxy card or on the instructions that accompanied their proxy materials. Shareholders who participate remotely will be able to listen to a broadcast of the meeting, submit questions and vote their shares during the course of the meeting.

Shareholders are encouraged to vote their shares in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting, whether or not they plan to participate remotely. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com